Exhibit 99.2

IBIQUITY DIGITAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Financial Statements

For the nine month period ended June 30, 2015 (unaudited)

IBIQUITY DIGITAL CORPORATION

IBIQUITY DIGITAL CORPORATION

Condensed Consolidated Balance Sheets

June 30, 2015 and September 30, 2014

(In thousands, except share and per share data)

Assets	June 30, 2015	September 30,
	(Unaudited)	2014
Current assets:
Cash and cash equivalents	$4,818	$14,809
Investments	5,000	3,500
Accounts receivable, net of allowance of $88 and $89, respectively	5,191	4,761
Prepaid expenses and other current assets	3,217	3,650
Total current assets	18,226	26,720
Restricted cash	110	10
Fixtures, furniture, and equipment, net	1,076	1,355
Goodwill, net	33,164	33,164
Other intangibles, net	3,376	3,559
Other assets	268	225
Total assets	$56,220	$65,033
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$496	$1,247
Accrued expenses	10,774	10,836
Deferred revenue	5,060	6,056
Current portion of long-term debt	138,301	138,369
Current portion of interest payable on long-term debt	32,072	31,971
Management incentive plan liability	15,450	8,766
Total current liabilities	202,153	197,245
Common stock and Series A-E redeemable convertible preferred stock warrants	—	10,865
Series E, Series D, and Series C redeemable convertible preferred stock warrants	—	33
Total liabilities	202,153	208,143
Commitments and contingencies
Redeemable convertible preferred stock, $0.000001 par value. Authorized 52,629,716,000 shares:
Series E redeemable convertible preferred stock	126,623	127,728
Series D redeemable convertible preferred stock	12,023	12,344
Series C redeemable convertible preferred stock	144,404	159,555
Series A redeemable convertible preferred stock	28,890	32,390
Series B redeemable convertible preferred stock	—	12,409
	311,940	344,426
Stockholders’ deficit:
Common stock, $0.000001 par value. Authorized 134,055,400,000 shares; issued and outstanding 9,831,046 shares	99	99
Accumulated deficit	(457,972)	(487,635)
Total stockholders’ deficit	(457,873)	(487,536)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$56,220	$65,033

See accompanying notes to consolidated financial statements.

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IBIQUITY DIGITAL CORPORATION

Condensed Consolidated Statements of Operations

Nine months ended June 30, 2015 and 2014

(Unaudited)

(In thousands)

	2015	2014
Revenues:
Royalties and licenses, net of subsidies and incentives	$34,511	$32,935
Other	1,970	568
Total revenues	36,481	33,503
Cost of sales	3,482	2,337
Gross profit	32,999	31,166
Operating expenses:
Research and development	7,271	9,014
General and administrative	13,974	5,614
Marketing	7,557	5,142
Total operating expenses	28,802	19,770
Income from operations	4,197	11,396
Interest income	9	14
Interest expense	(17,224)	(16,367)
Other income (expenses)	(337)	203
Mark-to-market adjustments on warrants	10,898	14,671
Income (loss) before income taxes	(2,457)	9,917
Income tax expense (benefit)	366	(346)
Net income (loss)	$(2,823)	$10,263

See accompanying notes to consolidated financial statements.

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IBIQUITY DIGITAL CORPORATION

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

Nine months ended June 30, 2015

(In thousands, except share data)

				Total
	Common stock		Accumulated	stockholders’
	Shares	Amount	deficit	deficit
Balance, September 30, 2014	9,831,046	$99	$(487,635)	$(487,536)
Redemption and retirement of redeemable convertible preferred stock	—	—	32,486	32,486
Net loss	—	—	(2,823)	(2,823)
Balance, June 30, 2015	9,831,046	$99	$(457,972)	$(457,873)

See accompanying notes to consolidated financial statements.

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IBIQUITY DIGITAL CORPORATION

Condensed Consolidated Statements of Cash Flows

Nine months ended June 30, 2015 and 2014

(Unaudited)

(In thousands)

	2015	2014
Cash flows from operating activities:
Net income (loss)	$(2,823)	$10,263
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	566	419
Amortization of other intangibles	337	388
Noncash interest expense	249	6,120
Share-based compensation	6,684	(380)
Mark-to-market adjustments on warrants	(10,898)	(14,671)
Changes in assets and liabilities resulting from operating activities:
Accounts receivable	(430)	(1,801)
Prepaid expenses and other current assets	217	286
Other assets	(43)	(97)
Accounts payable	(751)	(15)
Accrued expenses	(62)	114
Deferred revenue	(996)	171
Net cash provided by (used in) operating activities	(7,950)	797
Cash flows from investing activities:
Purchases of fixtures, furniture, and equipment	(287)	(982)
Purchase of other intangibles	(154)	(316)
Purchases of marketable securities	(5,000)	(6,750)
Sales of marketable securities	3,500	6,500
Net cash used in investing activities	(1,941)	(1,548)
Cash flows from financing activities:
Net increase in restricted cash	(100)	—
Payments on borrowings of long term debt	—	(352)
Net cash used in financing activities	(100)	(352)
Net change in cash and cash equivalents	(9,991)	(1,103)
Cash and cash equivalents, beginning of year	14,809	10,266
	$4,818	$9,163
Supplemental cash flow information:
Cash paid during the year for:
Interest	$16,974	$10,556
Noncash financing activity:
Redemption of redeemable convertible preferred stock	$32,486	$7,490

See accompanying notes to consolidated financial statements.

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

(1)                  Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of iBiquity Digital Corporation (the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial reporting. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company’s financial position at June 30, 2015, and the results of operations and cash flows for the periods presented. All intercompany transactions have been eliminated in consolidation. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year. The information included in these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended September 30, 2014.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The following factors raise concern about the Company’s ability to continue as a going concern:

i.        The Company incurred operating losses from its inception through 2012. In 2013, it generated operating income for the first time.

ii.                        The Company had a net stockholders’ deficit of $458 million at June 30, 2015.

iii.                    The Company currently lacks sufficient capital resources to fund debt service or the obligations related to its outstanding redeemable preferred stock. The Company had notes and interest payable of $170.4 million at June 30, 2015, which mature on September 30, 2015.

iv.                    Pursuant to the restructured debt agreement, effective June 30, 2015, the Company’s lenders gained control of 99% of the voting interests of the Company, and control over the Board of Directors, such that they could force the sale or liquidation of the Company.

On September 2, 2015 the Company entered into a definitive agreement to be acquired by DTS Inc. The transaction is expected to close in October 2015.

These condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the amounts and classifications of liabilities that might be necessary if the Company is unable to continue as a going concern.

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

(2)                  Recent Accounting Pronouncements

In January 2014, the FASB issued ASU No. 2014-02, Intangibles – Goodwill and Other (Topic 350): Accounting for Goodwill a consensus of the Private Company Council. The update allows private entities the alternative to amortize goodwill on a straight-line basis over a period not to exceed a 10-year useful life. An entity that elects the accounting alternative is further required to make an accounting policy election to test for goodwill impairment at either the entity level or the reporting unit level. Moving forward, goodwill should be tested for impairment when a triggering event occurs that indicate the fair value of the entity (or reporting unit) may be below its carrying amount. The accounting alternative, if elected, should be applied prospectively to goodwill existing at the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014 with early adoption being permitted. The Company has not yet elected to adopt the accounting alternative and is currently evaluating the impact going forward.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 will be effective for the Company in the fiscal year ending September 30, 2021. The Company is currently in the process of evaluating the impact of adoption of this ASU on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), which describes how entities should assess their ability to meet their obligations and sets disclosure requirements about how this information should be communicated. The standard requires management to assess going concern, which was previously only required within auditing standards. The new standard states that entities must perform a going concern assessment by evaluating their ability to meet their obligations for a look-forward period of one year from the financial statements issuance date (or date the financial statements are available to be issued). Disclosures are required if it is probable that an entity will be unable to meet its obligations within the look-forward period. Incremental substantial doubt disclosure is required if the probability is not mitigated by management’s plans. The new standard applies to all entities for the first annual period ending after December 15, 2016, and interim periods thereafter. The Company is currently in the process of evaluating the impact of adoption.

(3)                  Cash Equivalents, Investment Securities, and Restricted Cash Equivalents

The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

Investment securities consist of a portfolio of certificates of deposit that are short term in nature.

Restricted cash equivalents consist of accounts pledged as collateral for ACH processing and an escrowed balance securing an automobile multi-year lease letter of credit and are classified as noncurrent assets.

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

(4)                  Fair Value Measurements

Under ASC 820, Fair Value Measurements and Disclosures, the Company defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 describes three levels of inputs that may be used to measure fair value.

Level 1:                      Quoted prices in active markets that are accessible by us at the measurement date for identical assets and liabilities.

Level 2:                      Prices not directly accessible by us. Such prices may be based upon quoted prices in active markets or inputs not quoted on active markets, but corroborated by market data.

Level 3:                      Unobservable inputs are used when little or no market data is available.

The hierarchy noted above requires us to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value.

The fair value measurements relate to the management incentive plan liability (note 9) and redeemable convertible preferred stock warrants (note 8) and are measured on a recurring basis using Level 3 inputs. There were no transfers between levels in 2015 or 2014.

As of June 30, 2015 and September 30, 2014, the fair values of the management incentive plan liability and redeemable convertible preferred stock warrants were derived from the fair value of the Company which was determined utilizing a hybrid of the income and market approaches. The income approach values the Company based on future cash flow expectations and was the primary methodology used as iBiquity’s operations are expected to generate cash flows for its capital owners. The market approach values the Company through an analysis of recent sales or offerings of comparable or “guideline” companies and was given less consideration due to differences between the Company and its comparables.

(5)                  Intangible Assets

Intangible assets subject to amortization are summarized as follows at June 30, 2015 and September 30, 2014 (in thousands):

	2015		2014
		Accumulated		Accumulated
Asset class	Cost	amortization	Cost	amortization
Patents	$7,035	(3,659)	6,881	(3,322)

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

Amortization expense for the nine month periods ended June 30, 2015 and 2014 was $336 thousand and $388 thousand, respectively.

Estimated amortization of these assets for the next five fiscal years is as follows (in thousands):

Year ending September 30:
2015 (3 months)	$95
2016	358
2017	321
2018	276
2019	233
2020	153

(6)                  Commitments and Contingencies

(a)                  Other Commitments

The Company has entered into subsidy and incentive agreements with radio receiver manufacturers, automobile manufacturers, and consumer electronics retailers that require payments, usually on a per radio basis, on the manufacture and the sale of HD Radio receivers. These arrangements expire at various times through 2017 and could require aggregate payments of up to $16.4 million as follows: $10.7 million in 2015, $4.2 million in 2016, and $1.5 million in 2017.

The Company is also a party to a letters of credit in the amount of approximately $0.1 million to secure an automobile used by an employee and $0.1 million to secure an office lease.

(b)                  Litigation

The Company is aware of various litigation matters, some of which involve claims for damages that could be substantial in amount. The Company records provisions for litigation matters and other claims when the Company believes a loss is probable and the amount can be reasonably estimated. In the Company’s opinion, adequate provision has been made for losses with respect to litigation matters and other claims, and the ultimate resolution of these matters is not likely to have a material effect on its financial position or results of operations. At June 30, 2015, recorded aggregate liabilities related to these claims were not material. The Company’s assessment of the potential outcomes of these matters involves significant judgment and is subject to change based on future developments. Legal expenses associated with various patent, and royalty related matters were $1.3 million and $0.5 million for the nine month periods ended June 30, 2015 and 2014, respectively, and are included in general and administrative expense in the condensed consolidated statement of operations.

(c)                   Indemnifications

The Company has indemnified certain licensees against potential losses they might suffer if a third party successfully claims that its licensed technology infringes upon others’ intellectual property rights. The Company believes that its intellectual property rights are well documented, but is

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

prepared to indemnify licensees as obligated. The Company believes the aggregate fair value of these guarantees is immaterial.

(7)                  Debt

On June 17, 2015, the Company and its lenders entered into an agreement whereby the maturity of the Company’s outstanding Notes payable and the related interest was extended from June 30, 2015 to September 30, 2015. Debt consists of the following as of June 30, 2015 and September 30, 2014 (in thousands):

	2015	2014
Notes payable to lenders due September 2015 including interest payable of $32,072 and $31,971 as of June 30, 2015 and September 30, 2014, respectively	$170,367	$170,266
Other	—	—
	170,367	170,266
Unamortized premium	6	74
	170,373	170,340
Less current maturities	170,373	170,340
Long-term debt, net of current maturities	$—	$—

(8)                  Redeemable Preferred Stock and Preferred Stock Warrants

In December 2014 and January 2015, the Company redeemed 4.4 million preferred shares and 0.6 million warrants at no cost. These shares and warrants were retired upon purchase. No adjustment was made to reduce authorized shares.

The warrants issued in conjunction with previous preferred share offerings, and the lenders warrants issued in conjunction with the Company’s 2012 debt refinancing, are liability classified as a result of the redemption feature in the underlying redeemable convertible preferred stock.

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

The following table summarizes activity related to each class of redeemable convertible preferred stock for the nine months ended June 30, 2015 (in thousands, except share data):

	Redeemable convertible		Redeemable convertible		Redeemable convertible		Redeemable convertible		Redeemable convertible
	preferred stock Series E		preferred stock Series D		preferred stock Series C		preferred stock Series A		preferred stock Series B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, September 30, 2014	15,538,687	$127,728	2,252,537	$12,344	25,986,078	$159,555	3,494,030	$32,390	1,338,571	$12,409
Redemption of shares	(134,400)	(1,105)	(58,617)	(321)	(2,467,958)	(15,151)	(377,562)	(3,500)	(1,338,571)	(12,409)
Balance, June 30, 2015	15,404,287	$126,623	2,193,920	$12,023	23,518,120	$144,404	3,116,468	$28,890	—	$—

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

(9)                  Common Stock, Common Stock Warrants, Options, and Long-Term Incentive Plan

On August 15, 2012, the Company instituted a new Management Incentive Plan (MIP). Under the MIP, all current employees were given the opportunity to surrender vested and unvested LTIP options, in exchange for proportional MIP units (the Units). All current employees elected to participate in the MIP, and 16,093,879 options were surrendered and canceled by the Company. As of September 30, 2014, former employees and directors with vested options retain those options under the LTIP. At the grant date, the MIP units are 40% vested and continue to vest 15% on each anniversary of the grant date for the next four years. As of June 30, 2015, MIP units exchanged on August 15, 2012 were 70% vested. MIP units granted to new employees hired since that date are 25% vested on the first anniversary of grant and continue to vest 25% on subsequent anniversaries.

The Units represent each participants share in a bonus pool, of an amount determined by the occurrence of three separate events: a Qualifying Sale, a Debt Discharge, or a Specified IPO (all as defined in the MIP). Under the occurrence of each event (and possibly multiple events), the bonus pool is defined and distributable to the holders of vested units as follows:

•                             In the event that any and all debt under the existing credit agreement is fully repaid (a Debt Discharge), the bonus pool will be $6 million (a Debt Repayment Bonus).

•                             In the event of a “Qualifying Sale” (sale where the Enterprise Value, or the implied value of the Company on a debt free cash free basis based on the aggregate amount of cash and the fair market value of noncash consideration paid to the Company or the shareholders of the Company, exceeds $90 million), a bonus pool equal to 15% of the amount by which the Enterprise value exceeds $90 million will be created. The bonus pool will be further reduced in the event that any Debt Repayment Bonuses have been paid from the pool prior to the Sale.

•                             Upon the occurrence of a Specified IPO (an IPO under the Securities Act of 1933 for which cash proceeds to be received from such offering by the Company are at least $50 million and the Company’s stock becomes listed on a national securities exchange), the bonus pool shall be 15% of the amount by which the enterprise value exceeds $90 million less any Debt Repayment Bonuses previously paid.

Depending on the nature of the liquidity event, the MIP units are able to be settled in either shares or cash. As a result, the MIP grants are considered liability based and will be marked-to-market each reporting period. As of June 30, 2015, the MIP liability is classified as current in each year respectively due to the probability that the occurrence of the events specified above would take place within the subsequent fiscal year.

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IBIQUITY DIGITAL CORPORATION

Notes to Condensed Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

On November 24, 2014, the Company modified the MIP in order to change the way in which the bonus pool is calculated in the event of a Qualifying Sale or Specified IPO. In the event of a Qualifying Sale (1) occurring within 18 months of November 24, 2014, and (2) resulting in an Enterprise Value greater than $140 million, the bonus pool will determined as follows: 13% of the Enterprise Value in the event that such value is greater than $225 million; 12% of the Enterprise Value if such value is less than $225 million and a Debt Discharge has occurred and; 11% of the Enterprise Value if such value is less than $225 million and a Debt Discharge has not occurred. In the event of a Specified IPO the bonus pool will be calculated as 9% of the implied Enterprise Value from the IPO less any Debt Repayment Bonuses previously paid.

The Company recognized approximately $5.9 million in incremental compensation expense upon the modification of the plan. Total share based compensation expense for the nine month periods ended June 30, 2015 and 2014 was $6,684 and ($380), respectively, and is included in general and administrative expense in the condensed consolidated statement of operations.

(10)          Income Taxes

Income taxes for interim periods are computed using the estimate annual effective tax rate for the year along with discrete items identified during the interim period.

For the nine months ended June 30, 2015 and 2014, the Company’s effective tax rate was approximately (14.9%) and (3.5%), respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the net operating loss carryforwards are available to reduce income taxes payable, management has established a valuation allowance for the full amount of the net deferred tax assets at June 30, 2015. The effective tax rates represent the impact of discrete items primarily consisting of tax benefits associated with the sale of certain state tax losses and research credits as part of the New Jersey Tax Credit Sale program.

(11)          Segments and Concentration of Risk

The Company operates in one operating segment, the licensing of HD Radio Technology and related technologies to receiver manufacturers, transmission equipment manufacturers, and broadcasters. Revenues earned from licensing to broadcasters outside the United States are immaterial, as are royalties earned from sales of receivers and transmission equipment outside the United States. The Company’s largest customer accounted for 15.9% and 18.5% of its gross revenue in for the nine months ended June 30, 2015 and 2014, respectively. As of June 30, 2015, $1.5 million was due from this customer.

(12)          Subsequent Events

The Company has evaluated subsequent events through September 30, 2015, the date that the condensed consolidated financial statements were issued, and except for the transaction discussed in note 1, noted no matters that required adjustment to or disclosure in the accompanying financial statements.

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